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                                                                       EXHIBIT 1


                             Joint Filing Agreement


The undersigned hereby agree that this statement is filed on behalf of each of them.

  Dated April 1, 1999

  PROFUTURES BRIDGE CAPITAL FUND L.P.

  By: ProFutures Fund Management, Inc., its authorized agent

  By: /s/ GARY D. HALBERT
      -----------------------------------
      Gary D. Halbert, President

 /s/ JAMES H. PERRY, JR.
 -----------------------------------
 James H. Perry, Jr.

  PROFUTURES SPECIAL EQUITIES FUND, L.P.

  By: ProFutures Fund Management, Inc., its authorized agent

  By: /s/ GARY D. HALBERT
      -----------------------------------
      Gary D. Halbert, President